UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2011, Barbara Bass, a member of the Board of Directors of Starbucks Corporation (the “Company”) since 1996, notified the Board of Directors of her intention not to stand for re-election at the Company’s 2011 Annual Meeting of Shareholders. Ms. Bass’s distinguished service on the Board of Directors includes serving as the Chair of the Compensation and Management Development Committee since 2003. “I’d like to personally thank Barbara for her countless contributions and distinguished service on the Board of Directors for the past 15 years,” stated Howard Schultz, Starbucks chairman, president and chief executive officer. “We wish her the best of luck in her future endeavors.”

Attached as Exhibit 99.1 is the letter from Ms. Bass to Mr. Schultz dated January 7, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter dated January 7, 2011 from Barbara Bass to Howard Schultz, Chairman & CEO, Starbucks Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: January 13, 2011

	By:	/s/ Paula E. Boggs
Paula E. Boggs
executive vice president, general counsel and secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter dated January 7, 2011 from Barbara Bass to Howard Schultz, Chairman & CEO, Starbucks Corporation